UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 3, 2010

AISystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52296	20-2414965
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Carillon Point Kirkland, WA 98033
(Address of principal executive offices) (Zip Code)

(425) 749-7287
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to: Gregg E. Jaclin, Esq. Kristina L. Trauger, Esq. Gary S. Eaton, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 3, 2010, AISystems, Inc. (the “Company”) announced the formation of an advisory board to the Company. The advisory board will be comprised of Salman Ullah (The Chairman), Chris Flügel and Tim Morgan. The Board will help further the company's pursuit in becoming a leading partner to airlines and companies in the airline industry. The business background of the advisory board members is listed below.

Salman Ullah -- Managing Director, Merus Capital

•	Co-founded Merus Capital in November 2007.

•
Previously Vice President of Corporate Development at Google, he spent three years managing a worldwide team responsible for all of Google's acquisitions and investments. Salman managed 45+ acquisitions for Google, including the $1.65 billion purchase of YouTube, Urchin, Android, DoubleClick, JotSpot, and Writely, as well as 20+ equity investments, including AOL, Current, and Fon.

•
Prior, he spent over seven years at Microsoft as General Manager of Corporate Strategy and Managing Director of Corporate Development. He managed all of Microsoft's international cable investments totalling $5 billion (Telewest, NTL, UPC, PTCabo, Jupiter), as well as the $1 billion joint venture with Accenture, and a dozen investments in ASPs and DLECs.

•
Prior, he was an Engagement Manager at McKinsey in Chicago where he spent four years working in the technology and consumer goods sectors. Salman was also a Post-Doctoral Research Fellow in physics at the University of Virginia and the University of Chicago.

•	He has an undergraduate degree in physics from the University of Oxford, and a Ph.D. in theoretical physics from Stanford University.

Christoph Flügel -- Chief Pilot, Swiss International Air Lines

•
With more than 30 years of experience in the airline industry, Chris brings a diverse and valuable perspective to AISystems. Chris is a former Fighter Pilot and Squadron Leader with the Swiss Air force where he has risen over the past 25 years to the post of Chief Operating Officer of an Air Force base.

•
Concurrently, Chris rose through the pilot ranks of Swissair/SWISS Airlines to become both a long-range pilot and President of the pilots' union, where he was an active member of the pilot union's negotiation team for seven years.

•
Chris currently sits as a board member of two Swiss trading groups and is a coach and partner in Consartis, a Swiss consultancy focused on delivering value to corporations through improved management systems, negotiation and mediation skills.

Tim Morgan -- Founder, WestJet Airlines and Enerjet

•
Founder, former Executive Vice President and Director of Flight Operations, WestJet Airlines. Successfully grew airline from inception, and within 9 years had a fleet of 52 aircraft serving North America, employing 550 pilots, 1,200 flight attendants, and 300 maintenance engineers.

•	He currently leads Air Partners/Morganair which has been offering charter as well as aircraft maintenance and management services in the Calgary area for the past 25 years.

•
Tim officially launched his latest airline venture, Enerjet, on October 20, 2008. Formerly known as NewAir & Tours, the carrier will initially focus on charter flights catering to the workforce travel needs of Alberta's industrial sector, to be followed by an expansion into tours.

Item 9.01 Financial Statement and Exhibits

(d)  EXHIBITS

Exhibit No.	Description
99.1	Advisory Board Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AISYSTEMS, INC.

Date: June 4, 2010	By:	/s/ Stephen C. Johnston
Stephen C. Johnston
Chief Executive Officer